Calculation of Filing Fee Tables
S-8
Remitly Global, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	10,531,275	$ 13.73	$ 144,594,405.75	0.0001381	$ 19,968.49
2	Equity	Common Stock, $0.0001 par value per share	Other	2,106,255	$ 11.68	$ 24,601,058.40	0.0001381	$ 3,397.41
Total Offering Amounts:						$ 169,195,464.15		$ 23,365.90
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 23,365.90
Offering Note
[1]	(1) (a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Remitly Global, Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock. (b) The Amount Registered represents 10,531,275 additional shares of the Registrant's common stock reserved for issuance under the 2021 Equity Incentive Plan ("2021 Plan") resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2021 Plan. (c) The Proposed Maximum Offering Price Per Unit is estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee for the additional shares to be reserved under the 2021 Plan, on the basis of the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market ("Nasdaq") on February 10, 2026, which date is within five business days prior to filing this Registration Statement. (d) The Amount of Registration Fee is rounded to the nearest cent. (e) The Registrant does not have any fee offsets.

[2]	(2) (a) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock. (b) The Amount Registered represents 2,106,255 additional shares of the Registrant's common stock reserved for issuance under the 2021 Employee Stock Purchase Plan ("Purchase Plan") resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the Purchase Plan. (c) The Proposed Maximum Offering Price Per Unit is estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee for the additional shares to be reserved under the Purchase Plan, on the basis of the average of the high and low prices of the Registrant's common stock as reported on Nasdaq on February 10, 2026, which date is within five business days prior to filing this Registration Statement. Under the Purchase Plan, the purchase price of a share of common stock is equal to 85% of the fair market value of the Registrant's common stock on the offering date or the purchase date, whichever is less. (d) The Amount of Registration Fee is rounded to the nearest cent. (e) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A